SUTHERLAND, ASBILL & BRENNAN LLP LETTERHEAD


                STEPHEN E. ROTH
           DIRECT LINE: (202) 383-0158
           Internet: sroth@sablaw.com


                                                   April 23, 1999


VIA EDGARLINK

Board of Directors
Citicorp Life Insurance Company
800 Silver Lake Boulevard
Dover, DE  19904

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 10 to the registration statement on Form N-4 for Citicorp Life Variable Annuity Separate Account (File No. 33-81626). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                     Very truly yours,

                                                SUTHERLAND, ASBILL & BRENNAN LLP




                                                     By:/s/ STEPHEN E. ROTH
                                                        ------------------------
                                                            Stephen E. Roth